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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use of our report dated February 7, 2003, with respect to the consolidated statement of financial condition of CommerceSouth, Inc. as of December 31, 2002, and the related consolidated financial statements for the year ended December 31, 2002, incorporated herein by reference, which appears in CommerceSouth's Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                           /s/ Mauldin Jenkins, LLC





Albany, Georgia
October 30, 2003